EX-99.906CERT

                                  CERTIFICATION

Robert J. Markman, Chief Executive Officer, and Judith E. Fansler, Chief Financial Officer of The Markman MultiFund Trust (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                              Chief Financial Officer
The Markman MultiFund Trust                          The Markman MultiFund Trust

/s/ Robert J. Markman                                 /s/ Judith E. Fansler
---------------------                                 --------------------------
Robert J. Markman                                      Judith E. Fansler
Date:  October 8, 2004                                   Date:  October 8, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Markman MultiFund Trust and will be retained by The Markman MultiFund Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.